                                                                       EXHIBIT 3


                             SAFEKEEPING AGREEMENT
                                    BETWEEN
                  THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                                      AND
                   LINCOLN NATIONAL VARIABLE ANNUITY FUND A
                                      AND
                             BANKERS TRUST COMPANY
            AS APPROVED BY THE COMMISSIONER OF INSURANCE OF INDIANA


        On September 16, 1966 The Lincoln National Life Insurance Company (the "Company") established a segregated investment account of the Company pursuant to provisions of the statutes of Indiana governing life insurance companies for the purposes of engaging in a variable annuity business. That account has been named "Lincoln National Variable Annuity Fund A" (the "Fund"). The Company will perform investment management services for the Fund. A part of those services will be executing a program of investment for the Fund by purchasing and selling securities. The purpose of this agreement is to make arrangements for the safekeeping of the securities and other assets in the Fund and for the disposition of those securities in accordance with the conduct of a variable annuity business.

        This agreement, when executed by the Company, by the Fund and by Bankers Trust Company ("Bankers"), of the City of New York, New York and when approved by the Commissioner of Insurance of the State of Indiana ("Commissioner"), shall constitute the Safekeeping Agreement:

        1. The term "Security" or "Securities" as used in this agreement shall include all bonds., coupons, debentures., notes, drafts., bills of exchange, certificates of stock, currency and all. negotiable and non- negotiable instruments, documents, contracts or property of whatsoever kind or character representing or evidencing money, property rights or indebtedness., except money deposited into the Fund Bank Account (as such term is defined in paragraph 7).

        2. Bankers shall establish and maintain for purposes of this agreement two safekeeping accounts, one to be known as the Joint Account and the other as the Fund Bank Account. All Securities held for the account of the Fund shall be held jointly with the Department of Insurance of the State of Indiana (the "Department") for the benefit of only the holders of, or participants in, variable annuity contracts, whose contributions have been placed in the Fund, and shall constitute the Joint Account. All other assets held for the account of the Fund shall be held in the Fund Bank Account in accordance with paragraph 7. All Securities and other assets held for the account of the Fund under this AGREEMENT ARE referred to as "Assets in the Fund".

        3. All Assets in the Fund shall be deposited with Bankers for safekeeping under this agreement.

        4. The custody of Bankers under any account established under this agreement shall be deemed to have commenced concurrently with the receipt of delivery, irrespective of the place or time of delivery, of any Asset in the Fund delivered to Bankers or its agents or representatives by Company, by the Fund or by any other person, firm, corporation or governmental agency, authority or subdivision. The custody of Bankers shall continue until Bankers shall have made an authorized delivery of the Assets in the Fund.

        5. Bankers agrees to receive and to safely keep and preserve all Assets in the Fund delivered to Bankers and to take all action with respect thereto, all as provided in this agreement. Bankers assumes full responsibility for the safekeeping of all Securities in the custody of Bankers under this agreement and for the performance and completion of any transaction relating to any such Security, except that BANKERS SHALL not be responsible for any lose directly resulting from war, civil war, insurrection, or military, naval

4. or usurped power.

        6. Bankers agrees to place and hold the Securities delivered to it under this agreement in its bank vault situated on or within its premises at 16 Wall Street, New York City, New York, and to safeguard the Securities in the same manner as like securities of, Bankers. Bankers AGREES NOT to remove such Securities to vaults situated elsewhere without having first procured the consent of the Company and of the Department. Such Securities shall at all times be physically segregated from the securities of Bankers and of other persons, firms or corporations and of other accounts so that at all times such Securities may be identified as Securities deposited for safekeeping in the Joint Account.

        7. A bank account with Bankers (the "Fund Bank Account") shall receive money and credit on behalf of the Fund and shall disburse funds or be charged on behalf of the Fund, all as directed by Authorized Persons (as defined in paragraph 8).

        8. The Board of Managers of the Fund shall authorize by resolution not more than five persons who are officers or responsible employees of the Fund and of the Company, to direct (a) the purchase, sale, delivery or exchange of Securities and (b) a charge or credit to the Fund Bank Account. Any two of such persons so authorized shall act jointly, but one of the persons so acting shall be an officer of the Fund and of the Company. Any group of two or more such persons, one being an officer of the Fund and of the Company, is referred to in this agreement as "Authorized Persons". The Board of Managers of the Fund shall from time to time furnish Bankers with a certificate or certificates setting forth the names and signing signatures of the Authorized Persons. Each of the Authorized Persons shall be bonded as required by the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

        9. The two following persons, the Chairman of the Board of Managers and the Secretary to the Board of Managers of the Fund., Jointly,, are authorized and permitted to have access to the Securities deposited in the Joint Account, for the purpose of inspection, but only when accompanied by (a) a duly authorized representative of the Department, and (b) a duly authorized officer or employee of Bankers .

       10. Access to Securities deposited in the Joint Account shall be permitted to the duly authorized officers and employees of Bankers for purposes of this agreement.

       11. Access to Securities deposited in the Joint Account shall be permitted, jointly with any officer or employee of Bankers., to an independent public accountant for the purpose of the examination of the Securities of the Fund required by the rules and regulations of the Securities and Exchange Commission.

       12. The Securities deposited in the Joint Account shall at all times be subject to inspection by the Securities and Exchange Commission through its authorized employees or agents accompanied, unless otherwise directed by order of the Commission, by one or more of the duly authorized officers or employees of Bankers.

       13. The Securities in the Joint Account shall be verified by complete examination of an independent public accountant retained by the Fund at least three times during each fiscal year of the Fund, at least two of which times shall be chosen by the accountant without prior notice to the Fund or to the Company. A certificate of such accountant, stating that he has made an examination of the Securities and describing the nature and extent of the examination, shall be transmitted to the Securities and Exchange Commission by the accountant promptly after each such examination.

       14. Upon the receipt of the written instructions of Authorized Persons Bankers will undertake to complete the purchase of Securities for the account of the Fund, and will comply fully with such instructions and will assume full responsibility for performance of such instructions relating to the completion of purchase of those Securities,including, without limitation, (a) the payment for those Securities and (b) the charging of the Fund Bank Account for such purchase and the brokerage fees and other costs of such purchase (except those Costs to be borne by the Company pursuant to paragraph 27 of this agreement) and (c) the acceptance and delivery of Securities and (d) their transportation to Bankers' vaults. Upon completion of each purchase transaction or upon receipt of a Security deposited in the Joint Account, Bankers shall supply each of the Company, the Fund and the Department with a custody receipt, in the joint names of the Company, the Fund and the Department, (i) identifying the Security and
(ii) certifying that Bankers has received the Security and has placed it in the Joint Account in accordance with this agreement, and (iii) stating the amount for which the Fund Bank Account has been charged.

       15. Upon receipt of written instructions of Authorized Persons, Bankers will undertake to complete any sale or other disposition of Securities in the Joint Account, and will comply fully with such instructions and will. assume full responsibility for the completion of such transaction. Bankers will not be obligated to act unless and until it has received the written authorization for such sale or other disposition of an authorized representative of the Department. Upon completion of sale or other disposition of Securities in the Joint Account Bankers will deposit in the Fund Bank Account, or credit the

Fund Bank Account with, the net proceeds of sale or other disposition and will supply Company and the Fund with a credit advice, showing (a) delivery and (b) the receipt of cash or credits in the amount for which the Fund Bank Account has been credited. Brokerage fees, transfer taxes and other costs of sale or other disposition, except those costs to be borne by the Company pursuant to paragraph 27 of this agreement, shall be deducted from the proceeds of sale or' charged to the Fund Bank Account.

       16. Upon receipt of instructions from Authorized Persons pertaining to the purchase of a Security or to the sale of any Security in the Joint Account, Bankers may decline to act in relation to such purchase or sale and will promptly advise the Authorized Persons of its decision. If, however, Bankers assumes to act with respect to any such transaction, it assumes full responsibility for completion of the transaction, except only that Bankers shall not be liable for losses arising directly from war, civil war, insurrection, or military, naval or usurped power.

       17. With respect to any securities in the Joint Account directed by Authorized Persons to be delivered to any person, FIRM OR corporation, Bankers assumes full responsibility for the PROPER DELIVERY to the person to whom such delivery is directed, including but not by way of limitation, the receipt and collection of funds payable on delivery.

       18. Each person., when depositing Securities in or withdrawing them from Bankers or when ordering their withdrawal and delivery from the safekeeping of Bankers, shall sign a notation in respect of such deposit., withdrawal or order which shall show (a) the date and time of the deposit, withdrawal or order, (b) the title and amount of the Securities deposited, withdrawn or ordered to be withdrawn, and an identification thereof by certificate numbers or otherwise,
(c) the manner of acquisition,of the Securities deposited or the purpose for which they have been withdrawn, or ordered to be withdrawn, and (d) if withdrawn and delivered to another person, the name of such person. Such notation shall be transmitted promptly to an officer of the Fund or a member of the Board of Managers of the Fund designated by resolution of its Board of Managers. The person so designated shall not be a person authorized to have access to the Securities on behalf of the Fund. The notation shall be on serially numbered forms and shall be preserved for at least one year.

       19. Bankers is authorized and empowered to exchange Securities in the Joint Account in temporary form for like Securities in definitive form, and if the stated or par value of any shares of stock is changed, to effect the exchange of the certificates of stock. Bankers shall make such other exchanges in such Securities as may be specifically directed by Authorized Persons.

       20. Bankers is authorized to accept payment of dividends and interest on all securities, registered or otherwise, which are deposited in the Joint Account, which sums shall be placed in the Fund Bank Account. Bankers shall likewise be authorized and empowered to clip interest coupons as they become due, to make collections thereof, to make collections of all such maturing Securities and all such Securi- ties called for redemption and to credit the Fund Bank Account with such collections. Bankers shall be empowered to endorse payments upon any Securities in the Joint Account payable in installments as may be required by the terms of such documents. In accepting payments on account of any such security, Bankers accepts full responsibility for the correctness of the amount of interest or principal so collected, for adequacy of the collection, and with respect to whether the amount so collected 13 at the time of payment to Bankers properly payable under the terms of the Security.

       21. As Bankers may receive dividend checks, stock dividends, stock rights, notices, proxies and communications directed to Company or the Fund respecting Securities in the Joint Account, Bankers may accept and open all mail so addressed. Bankers shall handle such mail as shall be proper for Bankers to handle. Other mail and communications shall be promptly transmitted to the Company or to the Fund, as the case may be, at the address of the party concerned as specified by this agreement.

       22. Bankers shall be under no duty to supervise the investment of or to advise or make any recommendations to the Company or the Fund with respect to any purchase, sale or other acquisition or disposition of any Security at any time. Company assumes the duty of filing any and all tax reports and returns and of paying all taxes other than transfer taxes payable by the Company or the Fund on account of any Securities in the Joint Account or the income therefrom, and on any transactions which Bankers may handle under this agreement for the account of the Fund in respect of any Security in the Joint Account.

       23. Bankers shall from time to time as needed or requested by the Company or the Fund, supply to (a) the Company, (b) the Fund, (c) the insurance department, the insurance commissioner or any other similarly designated official of any state or (d) the Securities and Exchange Commission., verification certificates executed by a responsible officer of Bankers listing and identifying the Securities held in the Joint Account.

       24. With respect to the Securities deposited in the Joint Account, the Department shall allow full credit to the Company for all eligible Securities of the Fund so deposited, to the same extent and subject to the same limitations as if deposited with the Department in the State of Indiana according to the law governing required deposits to cover reserves. It is understood that the Department shall have and possess no greater rights and powers with respect to the Securities on deposit in the Joint Account than it would have if the Securities were deposited within the State of Indiana as a credit on required deposits to COVER RESERVES; AND it is further understood that the

Securities deposited in the Joint Account are for the benefit of only the holders of, or participants in, variable annuity contracts, whose contributions have been placed in the Fund. Bankers is and shall be absolved from all responsibility respecting the eligibility of any Security deposited with it in the Joint Account as a credit on required deposits.

       25. Orders authorizing withdrawal of Securities in the Joint Account free of payment or against payment shall only be on the signatures of Authorized Persons and an authorized representative of the Department. A telegram, which shall include a confidential key word supplied by the Department and a confidential key word supplied by Authorized Persons, shall be considered and have like full force as a signed order, such telegram to be confirmed immediately by mail by authorized signatures of the Department and of Authorized Persons. The method of determining key words shall be delivered to the Department direct by Bankers. The Department shall execute orders for withdrawal from the Joint Account on request therefor by Authorized Persons in accordance with the customary method adopted for the withdrawal of Securities on deposit with the Department other than those deposited with Bankers, but Bankers shall not be required to see to it that all of the usual regulations governing withdrawals have been met and Bankers shall be released from all responsibility for the methods employed by Authorized Persons in obtaining the Department's approval of withdrawals.

       26. Securities in registered form deposited in the Joint Account are to be transferred by Bankers to the name of: Lincoln National Variable Annuity Fund A of The Lincoln National Life Insurance Company.

       27. Bankers may advance and charge the Company's account with Bankers for all sums advanced by Bankers for postage, shipping charges and insurance upon securities during transit.

       28. The Company shall pay to Bankers as compensation for the services of Bankers to be performed under this agreement a fee computed at the rates agreed upon or to be agreed upon by Company and Bankers from time to time, and Bankers is authorized to charge the Company's account semiannually with the amount due Bankers under this provision.

       29. With respect to future deposits this agreement may be terminated by the Company, the Fund or Bankers at any time upon not less than 30 days' written notice to other parties. Notwithstanding termination, subsequent withdrawals from any account established under this agreement cannot be effected except in the manner provided in this agreement.

       30. All receipts, notices or communications which Bankers shall be obligated to deliver under this agreement shall be sent by first class mail and
(a) if to the Company, addressed to the Company at P. 0. Box 1110, Fort Wayne, Indiana 46801, attention Treasurer; and (b) if to the Fund, addressed to Lincoln National Variable Annuity Fund A, c/o The Lincoln National Life Insurance Company, P. 0. Box 1110, Fort Wayne, Indiana 46801, attention: Chairman, Board of Managers; and (c) if to the Department, addressed to the authorized representative of the department of insurance, state of

Indiana, as the Department may from time to time direct; and if any of the Company or the Fund or the Department shall designate for itself any other address in writing to Bankers, to such other address.

Dated this 12th day of       January       1967
           ----       --------------------


                                  THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                                   By /s/ M. C. Ledden
                                      ---------------------------------------
                                      M. C. Ledden, Vice President and
                                                    Treasurer

ATTEST:

/s/ Lionel S. Schwan,
----------------------------------------
    Lionel S. Schwan Assistant Secretary




WITNESS                 LINCOLN NATIONAL VARIABLE ANNUITY FUND

/s/ Gordon C. Reeves    By /s/ Gathings Stewart
---------------------     -------------------------------
Secretary to               Chairman of Board of Managers
Board of Managers,         Gathings Stewart
Gordon C. Reeves

                                BANKERS TRUST COMPANY


                                By Signature Illegible
                                  --------------------------
                                        Vice President



APPROVED   Feb. 13,           1967
        ---------------------



       /s/ Joseph G. Wood
       -------------------------
       COMMISSIONER OF INSURANCE
      DEPARTMENT OF INSURANCE OF THE
          STATE OF INDIANA

                                AMENDMENT NO. 1

                                      TO

                            SAFEKEEPING  AGREEMENT

                                    BETWEEN

                 THIE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                                      AND

                   LINCOLN NATIONAL VARIABLE ANNUITY FUND A

                                      AND

                             BANKERS TRUST COMPANY

            AS APPROVED BY THE COMMISSIONER OF INSURANCE OF INDIANA




        THE LINCOLN NATIONAL LIFE INSURANCE COMPANY, ("The Lincoln") LINCOLN NATIONAL VARIABLE ANNUITY FUND A, (the "Fund") and BANKERS TRUST COMPANY ("Bankers") entered into a Safekeeping Agreement dated January 12, 1967. That agreement was approved by the Commissioner of Insurance, Department of Insurance of the State of Indiana (the "Department") on February 13, 1967. That agreement as so approved is referred to as the "Safekeeping Agreement."

        Paragraph 26 of the Safekeeping Agreement requires in effect that Securities (as that term is defined in the Safekeeping Agreement) be registered in the name of: "Lincoln National Variable Annuity A of The Lincoln National Life Insurance Company". Since that requirement may result in a refusal by some transfer agents to register Securities in that name or may prevent Securities registered in that name from being readily transferred when sold - all to the detriment of theFund, the parties to the Safekeeping Agreement desire to amend paragraph 26 to provide for the holding of Securities in the name of a nominee.

        Therefore, the parties agree that:

        1. Paragraph 26 of the Safekeeping Agreement shall be amended to read:

        "26. Except when Authorized Persons shall specify that Securities be registered in the name of 'Lincoln National Variable Annuity Fund A of The Lincoln National Life Insurance Company', Securities in registered form deposited in the Joint Account shall be registered in the name of a nominee which shall at all times meet all of the following requirements:

            (1) The nominee shall be a partnership organized or formed by Bankers;

            (2) The nominee shall have as its sole purpose the holding in its name of Securities deposited under this agreement;

            (3) Each member of the nominee partnership SHALL be an officer of Bankers;

            (4) No person shall be a member of the nominee partnership if he has, under the established rules and procedures Of Bankers relating to safekeeping or custody; any access to the Securities deposited under this agreement;

            (5) The nominee partnership shall conduct no business other than the holding of registered title to registered Securities deposited under this agreement.

      Bankers shall or form and maintain a nominee partnership or partnerships, as requcsted by Aluthorized Persons, conforming in all respects to the requirements set forth above and further shall, in respect of each nominee,

    (a) upon the death. retirement or disability of a member of the nominee partnership, effectively appoint or cause to be appointed a qualified person to replace the member who died, retired or became disabled, so that at all times a nominee partnership will be in existence and able to perform its functions;

    (b) bear all expenses of the nominee partnership; and

    (c) cause its rec~rds to show clearly and at all times that ownership of Socurities held in the name of the norninee is in: The Lincoln National Life Insurance Company - Lincoln National Variable Annuity Fund A.

    With respect to Securities rogisterad in the name of a nominee, Bankers specifically accapts the same responsibilities as if such Securities were registered in the name of Lincoln National Variable Annuity Fund A of The Lincoln National Life Insurance Company.

When Securities are registered in the name of a nominee, Bankers may require the transfer of any Security so registered before surrendering possession thereof.

Nothing in this paragraph 26 shall prevent the organization or formation and the functioning of more than one nominee, provided that all of the provisions of this paragraph 26 are complied with."

        2. The amendment made by this instrument shall not be or become effective unless and until the Commissioner of Insurance, Department of Insurance of the State of Indiana shall have approved this instrument as provided below.

        3. Except as amended by this instrument, the Safekeeping Agreement shall be and remain in all other respsects in full force and effect.

Dated this 1st    day of   May,     1967.
          ------         ----------

                                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY



                                   By  Signature Illegible
                                       ---------------------------------------
                                              Senior Vice President

ATTEST:

Signature Illegible
-------------------------------
            Assistant Secretary

                                   THE LINCOLN NATIONAL VAREIABLE ANNUITY FUND A


                                   By /s/ Gathings Stewart
                                      ------------------------------------------
                                                  Chairman of Board of Managers


WITNESS:

Signature Illegible
--------------------------------
Secretary to Board of Managers

                                   BANKERS TRUST COMPANY


                                   By Signature Illegible
                                      ------------------------------
                                                     Vice President

APPROVED  May 5,      1967.
        -------------

  /s/ Joseph G. Wood
  -------------------------
  COMMISSIONER OF INSURANCE
   DEPARTMENT OF INSURANCE
   OF THE STATE OF INDIANA


[from the bylaws of The Lincoln National Life Insurance Company, as last amended May 12, 1977]

[from the bylaws of The Lincoln National Life Insurance Company, as last amended
  May 12, 1977]

                                  ARTICLE VI
                                   LIABILITY

SECTION 1.-LIABILITY. No person or his personal representatives shall be liable to the company for any loss or damage suffered by it on account of any action taken or omitted to be taken by such person in good faith as a director, officer or employee of the company, or of any other company, partnership, joint venture, trust or other enterprise which he serves or served as a director, officer, employee, partner or trustee at the written request of the company, if such person (a) exercised and used the same degree of care and skill as a prudent man would have exercised and used under like circumstances, charged with a like duty, or (b) took or omitted to take such action in reliance upon advice of counsel for the company or such enterprise or upon statements made or information furnished by persons employed or retained by the company or such enterprise upon which he had reasonable grounds to rely. The foregoing shall not be exclusive of other rights and defenses to which such person or his personal representatives may be entitled under law.


                                  ARTICLE VII
                                INDEMNIFICATION

SECTION 1.-ACTIONS BY A THIRD PARTY. The company shall indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the company) by reason of the fact that he is or was a director, officer or employee of the company, or is or was serving at the written request of the company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenclere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 2.-ACTIONS BY OR IN THE RIGHT OF THE COMPANY. The company shall indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the company, or is or was serving at the written request of the company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

SECTION 3-METHOD OF DETERMINING WHETHER STANDARDS FOR INDEMNIFICATION HAVE BEEN MET. Any indemnification under Sections 1 or 2 (unless ordered by a court) shall be made by the company only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2. In the case of directors of the company, such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion. In the case of individuals who are not directors of the company, such determination shall be made (1) by the chief executive officer of the company or (2) if the chief executive officer so directs or in his absence in the manner it would be made if the individual were a director of the company.

SECTION 4.-ADVANCEMENT OF DEFENSE EXPENSES. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the company in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 3 upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the company as authorized in this Article.

SECTION 5.-NON-EXCLUSIVENESS OF INDEMNIFICATION. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under law both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.